PROMEDCO MANAGEMENT COMPANY
EXHIBIT 11
Computation of Per Share Earnings


                                                          Three Months Ended              Six Months Ended
                                                               June 30,                       June 30,
                                                     -----------------------------  -------------------------------
                                                          1998           1997           1998            1997
                                                     -------------   -------------  -------------  ----------------
BASIC
     Weighted average shares outstanding                17,322,667      10,050,953     15,068,166         8,459,921
     Contingently issuable shares in business
         combinations                                      518,454       1,980,773        715,507         1,980,230
                                                     -------------   -------------  -------------  ----------------
     Number of common shares outstanding                17,841,121      12,031,726     15,783,673        10,440,151
                                                     =============   =============  =============  ================

DILUTED
     Weighted average shares outstanding                17,322,667      10,050,953     15,068,166         8,459,921
     Contingently issuable shares in business
         combinations                                      518,454       1,980,773        715,507         1,980,230
     Net common shares issuable on exercise of
         certain stock options and warrants (1)          2,713,668       2,672,695      2,727,004         2,693,749
     Other dilutive securities                              -               -              -                 -
                                                     -------------   -------------  -------------  ----------------
     Number of common shares outstanding                20,554,789      14,704,421     18,510,677        13,133,900
                                                     =============   =============  =============  ================






(1) Net common shares issuable on exercise of certain stock options and warrants is calculated based on the treasury stock method